Exhibit 10.3

PRODUCT FUNDING NOTE

Short Hills, New Jersey
December 15, 2010	$500,000

FOR VALUE RECEIVED, VITAMINSPICE., a Wyoming corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Integrated Capital Partners, Inc. or registered assigns (the “Holder”) the sum of up to Five Hundred Thousand Dollars ($500,000.00) (the “Maximum Loan”) on March 31, 2011 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof as follows: (i) funds remaining in escrow (as set forth below) at the rate of one percent (1%) (the “Escrow Interest Rate”) per month from the time of each portion of the Maximum Loan is deposited with the Borrower  (each an “Issue Date”) until the same becomes due and payable at maturity; or (ii) funds advanced to fulfill contracts (as set forth below) at the rate of two percent (2%) (the “Advance Interest Rate”) per month from the time of each portion of the Maximum Loan that is advanced to fulfill (each an “Advance Date”) until the same becomes due and payable at maturity.  The Holder may make and advances, up to the Maximum Loan, on or before March 31, 2011.  In the event the Maximum Loan is not advanced as of March 31, 2011, no further advances shall be made under this Note and the period during which Holder may advance funds subject hereto shall be closed.  Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue to the Maturity Date.  All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the state of New Jersey are authorized or required by law or executive order to remain closed.  In addition to the interest paid hereunder, the Holder shall be granted a Warrant to purchase up to 5,000,000 shares of the Borrower’s common stock at $0.15 per share.

The following terms shall apply to this Note:

ARTICLE I. ESCROWED AMOUNTS

1.1 Deposits to Escrow.  On the date of the execution of this Note the Holder shall deposit with the Heimerl Law Firm (the “Escrow Agent”) the sum of Two Hundred Fifty Thousand Dollars ($250,000).  Thereafter the Holder may deposit, from time to time, sums up to the Maximum Loan.

1.2 Releases From Escrow.  The purpose of loan as set forth herein is to enable the Borrower to fulfill customer orders.  Accordingly, funds will be released from escrow only if the following conditions are met: (i) a copy of a customer contract has been provided to the Holder fro review; (ii) all released sums are only to be used to purchase products as set forth in the contracts described above; and (iii) the escrow agent received written approval from the Edward Bukstel on behalf of the Borrower and James Farinella for the Holder.

1.3 Repayment of Loan. The Loan, and any interest accrued thereon, shall be repaid as first money paid by any customer of the Borrower under any contract described in Section 1.2 above.  The Holder reserves the right to have Make establish a lockbox for the deposit of all monies pay for products filled as a result of the proceeds of this Agreement.  To the extent the Loan has not been repaid in full on the Maturity Date, the Borrower shall immediately repaid the unpaid portion of the Loan together with interest thereon.

ARTICLE II. CERTAIN COVENANTS

2.1 Borrowings.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

2.2 Sale of Assets.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.  The Holder will have ten (10) days to respond to said sale and Holder’s consent can not be unreasonably withheld.

2.3 Advances and Loans.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $50,000.

2.4 Contingent Liabilities.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest.  The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, or any earlier date;

3.2 Breach of Covenants.  The Borrower breaches any material covenant or other material term contained in this Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

3.3 Breach of Representations and Warranties.  Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement;

3.4 Receiver or Trustee.  The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.5 Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.6 Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, unless such proceeding shall be stayed within thirty (30) days;

3.7 Delisting of Common Stock.  The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.  For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be as provided by the Borrower to the Holder in writing. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3 Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bonafide margin account or other lending arrangement.

4.5 Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law.  THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

4.7 Certain Amounts.  Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock.  The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders).  In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.  The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.12.

4.9 Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 20th day of December, 2010.

VITAMINSPICE

By:	/s/ Edward Bukstel
Edward Bukstel
President